UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 14, 2006

IDEARC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, DFW Airport, Texas 75261

(Address of principal executive offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2006, the Board of Directors (the “Board”) of Idearc Inc. (the “Company”) approved a compensation program for non-employee directors.

Pursuant to the director compensation program, each non-employee director (other than the chairman of the Board and the chairs of the Board’s Audit Committee and Human Resources Committee) will receive a target annual pay package of $150,000, of which approximately $60,000 will be paid in cash and $90,000 paid in the form of equity. Donald B. Reed, chair of the Human Resources Committee, will receive a target annual pay package of $160,000, of which approximately $70,000 will be paid in cash and $90,000 paid in the form of equity. Paul E. Weaver, chair of the Audit Committee will receive a target annual pay package of $165,000, of which approximately $75,000 will be paid in cash and $90,000 paid in the form of equity. John J. Mueller, who serves as chairman of the Board and chair of the Board’s Nominating and Governance Committee, will receive a target annual pay package of $220,000, of which approximately $130,000 will be paid in cash and $90,000 paid in the form of equity.

All payments to directors under the compensation program will be paid on a quarterly basis.

As an initial inducement to serve on the Board, each member of the Board will receive a one-time equity award with a value of $170,000. This one-time equity award will be reduced to a value of $85,000 for directors who join the Board after December 31, 2006.

All equity awards under the compensation program will be made in the form of restricted stock, unless the administrator of the stock plan requires unrestricted stock to allow for withholding taxes on the vesting date, or to simplify accrual of dividends. Restrictions on one-time equity awards will lapse after three years, and dividends will be accrued and paid on the vesting date. Restrictions on annual equity awards will lapse after one year, and dividends will be paid as earned.

Directors will also receive reimbursement for travel to Board meetings, travel insurance, and director and officer liability insurance.

Item 8.01 Other Events

On December 11, 2006, the Company was notified of an unsolicited tender offer from TRC Capital Corporation to purchase up to 3,000,000 shares, or approximately 2.05%, of the Company’s outstanding common stock, at a price of $26.25 per share. As of the date of the tender offer, the offered price represented a 3.49% discount below the market price of the Company’s common stock. In accordance with the Company’s obligations under Rule 14e-2 of the Securities Exchange Act of 1934, the Company

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issued a press release on December 15, 2006 announcing this tender offer, along with the Company’s response to the offer. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.

By:	/s/ William G. Mundy
Name:	William G. Mundy
Title:	Executive Vice President, General Counsel and Secretary

Date: December 19, 2006

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release

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